                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  September 3, 1996
               Date of Earliest Event Reported:  June 19, 1996



                           TELE-COMMUNICATIONS, INC.
            -------------------------------------------------------
            (Exact name of Registrant as specified in its charters)


                               State of Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-20421                                           84-1260157
- -----------------------------               ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


            5619 DTC Parkway
          Englewood, Colorado                                    80111
- ----------------------------------------                ------------------------
(Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number, including area code:  (303) 267-5500

Item 5.          Other Events

            (a) Liberty Media Group and Mr. Barry Diller and certain of their respective affiliates entered into an agreement in August 1995 (the "August Agreement") pursuant to which an option (the "Option") owned by Liberty Media Group to purchase 2 million shares of the Class B Common Stock of Silver King Communications, Inc. ("Silver King") (which shares would constitute voting control of Silver King) together with $3.5 million (representing the exercise price of the Option) would be contributed to BDTV INC. ("BDTV"), an entity in which the Liberty Media Group would own all of the non-voting equity interests (which would constitute substantially all of the equity of such entity) and Mr. Diller would own all of the voting equity interests. BDTV would thereafter exercise the Option and hold the shares of the Silver King Class B Common Stock purchased thereunder. The Federal Communications Commission ("FCC") approval required for the exercise of the Option by BDTV was received in June 1996, and the Option was exercised on August 13, 1996 and BDTV became the owner of the 2 million shares of Silver King Class B Common Stock purchased thereunder (the "BDTV Transaction"). In connection with its approval of the transfer of control of Silver King to Barry Diller resulting from the exercise of the Option and the acquisition of the 2 million shares of Silver King Class B Common Stock by BDTV thereby, the FCC imposed a condition requiring prior FCC approval for any increases in TCI's percentage equity interest in Silver King (including its indirect interest through its ownership of non-voting securities of BDTV).

                 On August 25, 1996, Liberty HSN, Inc. (a wholly owned subsidiary of the Liberty Media Group which holds the 17,566,702 shares of Home Shopping Network, Inc. ("HSN") Common Stock and 20,000,000 shares of HSN Class B Common Stock beneficially owned by the Liberty Media Group), HSN and Silver King entered into an Exchange and Merger Agreement (the "HSN Merger Agreement"). The HSN Merger Agreement provides for a merger (the "Merger") of a subsidiary of Silver King into HSN, in which each share of HSN Common Stock would be converted into .45 share of Silver King Common Stock and each share of HSN Class B Common Stock would be converted into .54 share of Silver King Class B Common Stock. In order to avoid exceeding the equity percentage limit set forth in the FCC approval, however, Liberty Media Group agreed that it would retain an approximate 19.9% equity interest in HSN (as the surviving corporation in the Merger) following the Merger (which equity interest would be composed of all 17,566,702 shares of HSN Common Stock and 739,141 shares of HSN Class B Common
                 Stock which would be exchanged with the subsidiary of Silver King being merged into HSN prior to the Merger) and that it would accept a contingent right to receive 2,644,299 shares of Silver King Class B Common Stock in lieu of the full number of shares of Silver King Class B Common Stock it would be entitled to receive in the Merger. As a result, in the Merger, Liberty Media Group would receive 7,756,564 shares of Silver King Class B Common Stock (which would be contributed to an entity ("BDTV II") having a capital structure and governance provisions similar to BDTV (together with the BDTV Transaction, the "HSN Transactions")) and the contingent right to receive 2,644,299 shares of Silver King Class B Common
                 Stock upon the Liberty Media Group being entitled to own such shares under applicable FCC regulations on or before the fifth anniversary of the Merger. In addition, the 739,141 shares of HSN Class B Common Stock and 17,566,702 shares of HSN Common Stock exchanged by the Liberty Media Group for the stock of the surviving corporation in the Merger would become exchangeable into 399,136 shares of Silver King Class B
                 Common Stock and 7,905,015 shares of Silver King Common Stock, respectively, upon the Liberty Media Group becoming entitled to own such additional interest in Silver King in accordance with applicable FCC regulations.

Item 5           Other Events (continued).

                 The HSN Merger is subject to the satisfaction of certain conditions, including the receipt of all necessary regulatory consents and approvals. If consummated, HSN would cease to be a subsidiary of Liberty Media Group and therefore, the financial results of HSN would not be consolidated with the financial results of Liberty Media Group. Although Liberty Media Group would cease to possess voting control over HSN, it would continue to have an indirect equity interest in the business of HSN through its indirect ownership of the equity securities of Silver King. No assurance can be given that the transactions will be consummated.

            (b) On June 19, 1996, Tele-Communications, Inc. ("TCI") announced the proposed distribution (the "Distribution") by TCI to the holders of shares of the TCI Group Common Stock of all of the issued and outstanding common stock of TCI Satellite Entertainment, Inc. ("Satellite"). At the time of the Distribution, Satellite will be a Delaware corporation and a direct wholly owned subsidiary of TCI. The Distribution will be effected as a tax-free dividend to, and will not involve the payment of any consideration by, the holders of TCI Group Common Stock. Prior to the Distribution, TCI will cause to be transferred to Satellite, or one or more of Satellite's subsidiaries, certain assets and businesses (and the related liabilities) of the TCI Group constituting all of TCI's interests in the business of distributing multichannel programming services in the United States direct to the home via medium power or high power broadcast satellite, including the rental and sale of customer premises equipment relating thereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

                 None.

(b)      Pro Forma Financial Information

         Tele-Communications, Inc. and Subsidiaries:

                 Condensed Pro Forma Combined Balance Sheet,
                    June 30, 1996 (unaudited)
                 Condensed Pro Forma Combined Statement of Operations,
                    Six months ended June 30, 1996 (unaudited)
                 Condensed Pro Forma Combined Statement of Operations,
                    Year ended December 31, 1995 (unaudited)
                 Notes to Condensed Pro Forma Combined Financial Statements,
                    June 30, 1996 (unaudited)

         "TCI Group"

                 Condensed Pro Forma Combined Balance Sheet,
                    June 30, 1996 (unaudited)
                 Condensed Pro Forma Combined Statement of Operations,
                    Six months ended June 30, 1996 (unaudited)
                 Condensed Pro Forma Combined Statement of Operations,
                    Year ended December 31, 1995 (unaudited)
                 Notes to Condensed Pro Forma Combined Financial Statements,
                    June 30, 1996 (unaudited)

         "Liberty Media Group"

                 Condensed Pro Forma Combined Balance Sheet,
                    June 30, 1996 (unaudited)
                 Condensed Pro Forma Combined Statement of Operations,
                    Six months ended June 30, 1996 (unaudited)
                 Condensed Pro Forma Combined Statement of Operations,
                    Year ended December 31, 1995 (unaudited)
                 Notes to Condensed Pro Forma Combined Financial Statements,
                    June 30, 1996 (unaudited)

(c)      Exhibits

                 Agreement and Plan of Exchange and Merger, dated as of August
                    25, 1996, by and among Tele- Communications, Inc., Silver King Communications, Inc., House Acquisition Corp. and Liberty HSN, Inc.
                 Termination Agreement, dated as of August 25, 1996, among
                    Silver King Communications, Inc., BDTV INC., Liberty Program Investments, Inc. and Liberty HSN, Inc.
                 Voting Agreement, dated as of August 25, 1996, by and among
                    Certain Stockholders of Tele- Communications, Inc. and Silver King Communications, Inc.
                 Letter Agreement, dated as of August 25, 1996, by and between
                    Liberty Media Corporation and Barry Diller.
                       Incorporated herein by reference to Amendment No. 4 to
                          Schedule 13D Statement of Tele-Communications, Inc.
                          in respect of Home Shopping Network, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    September 3, 1996



                                        TELE-COMMUNICATIONS, INC.
                                        (Registrant)



                                        By:/s/ Stephen M. Brett
                                           -------------------------------------
                                           Stephen M. Brett
                                            Executive Vice President

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

               Condensed Pro Forma Combined Financial Statements

                                 June 30, 1996
                                  (unaudited)



         The following unaudited condensed pro forma combined balance sheet of TCI, dated as of June 30, 1996, assumes that the acquisition by TCI of all the common stock of a subsidiary of Viacom, Inc. ("VII Cable") (the "VII Cable Acquisition") (see note 1), the proposed Distribution (see note 2) and the HSN Transactions (see note 3) had occurred as of such date.

         The following unaudited condensed pro forma combined statement of operations of TCI for the six months ended June 30, 1996 assumes that the VII Cable Acquisition, the Distribution and the HSN Transactions had occurred as of January 1, 1995.

         The following unaudited condensed pro forma combined statement of operations of TCI for the year ended December 31, 1995 assumes that the VII Cable Acquisition, the Distribution, the HSN Transactions and the acquisition of a 51% ownership interest in Cablevision S.A. and certain affiliated companies (collectively "Cablevision") (the "Cablevision Acquisition") (see note 4) had occurred as of January 1, 1995.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the VII Cable Acquisition, the Distribution, the HSN Transactions and the Cablevision Acquisition had occurred as of January 1, 1995. These condensed pro forma combined financial statements of TCI should be read in conjunction with the historical financial statements and the related notes thereto of TCI.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                      June 30, 1996
                                                 ----------------------------------------------------------------
                                                    TCI         VII Cable         Pro forma          Satellite
                                                 Historical    Historical (1)   adjustments (1)   Distribution (2)
                                                 ----------   --- ----------    ---------------   ----------------
Assets                                                               amounts in millions
- ------
Cash, receivables and other current assets         $ 1,093            18           1,700 (5)            (22)
                                                                                  (1,700)(6)

Note receivable from Satellite                          --            --              --                250

Investment in affiliates and Turner
   Broadcasting System, Inc., and
   related receivables                               3,680            --              --                (29)

Property and equipment, net of
   accumulated depreciation                          8,010           437              (3)(6)         (1,048)

Franchise costs, intangibles and                    14,533           620             (45)(6)             --
   other assets, net of amortization                                               1,425 (7)
                                                   -------         -----          ------             ------
                                                   $27,316         1,075           1,377               (849)
                                                   =======         =====          ======             ======
Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                              $ 1,943            90             (26)(6)           (468)

Debt                                                13,334            57             (57)(6)             --
                                                                                   1,700 (5)

Deferred income taxes                                4,707            63              --                (16)

Other liabilities                                      192            11             (12)(6)             --
                                                   -------         -----          ------             ------
      Total liabilities                             20,176           221           1,605               (484)
                                                   -------         -----          ------             ------
Minority interests                                     945            --             626 (8)             --

Redeemable preferred stock                             659            --              --                 --

Company-obligated mandatorily
   redeemable preferred securities of
   subsidiary trusts holding solely
   subordinated debt securities of TCIC              1,016            --              --                 --

Stockholders' equity:
   Preferred Stock                                      --            --              --                 --
   Viacom equity investment                             --           854            (854)(9)             --
   TCI Group Series A common stock                     685            --              --                 --
   TCI Group Series B common stock                      85            --              --                 --
   Liberty Media Group Series A
      common stock                                     146            --              --                 --
   Liberty Media Group Series B
      common stock                                      21            --              --                 --
   Additional paid-in capital                        4,314            --              --               (365)
   Cumulative foreign currency
      translation adjustment                            (7)           --              --                 --

   Unrealized holding gains for
      available-for-sale securities                    346            --              --                 --
   Accumulated deficit                                (756)           --              --                 --

   Treasury stock                                     (314)           --              --                 --
                                                   -------         -----          ------             ------
                                                     4,520           854            (854)              (365)
                                                   -------         -----          ------             ------
                                                   $27,316         1,075           1,377               (849)
                                                   =======         =====          ======             ======

                                                           June 30, 1996
                                                    -----------------------------
                                                         HSN              TCI
                                                    Transactions (3)    Pro forma
                                                    ----------------    ---------


Assets
- ------
Cash, receivables and other current assets              (144)                945


Note receivable from Satellite                            --                 250

Investment in affiliates and Turner
   Broadcasting System, Inc., and
   related receivables                                   294               3,945

Property and equipment, net of
   accumulated depreciation                             (133)              7,263

Franchise costs, intangibles and                        (353)             16,180
   other assets, net of amortization
                                                      ------            --------
                                                        (336)             28,583
                                                      ======            ========
Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                                   (160)              1,379

Debt                                                    (119)             14,915


Deferred income taxes                                     35               4,789

Other liabilities                                         --                 191
                                                      ------            --------
      Total liabilities                                 (244)             21,274
                                                      ------            --------

Minority interests                                       (91)              1,480

Redeemable preferred stock                                --                 659

Company-obligated mandatorily
   redeemable preferred securities of
   subsidiary trusts holding solely
   subordinated debt securities of TCIC                   --               1,016

Stockholders' equity:
   Preferred Stock                                        --                  --
   Viacom equity investment                               --                  --
   TCI Group Series A common stock                        --                 685
   TCI Group Series B common stock                        --                  85
   Liberty Media Group Series A
      common stock                                        --                 146
   Liberty Media Group Series B
      common stock                                        --                  21
   Additional paid-in capital                             --               3,949
   Cumulative foreign currency
      translation adjustment                              --                  (7)
   Unrealized holding gains for
      available-for-sale securities                       (1)                345
   Accumulated deficit                                    --                (756)
   Treasury stock                                         --                (314)
                                                      ------            --------
                                                          (1)              4,154
                                                      ------            --------
                                                        (336)             28,583
                                                      ======            ========

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                    Six months ended June 30, 1996
                                        --------------------------------------------------------------------------------------

                                                      VII Cable    Pro forma        Satellite          HSN
                                            TCI       Historical  adjustments     Distribution     Transactions       TCI
                                         Historical     (1)           (1)              (2)              (3)         Pro forma
                                         ----------  -----------  -----------    -------------     ------------     ---------
                                                                          amounts in millions
Revenue                                   $ 3,954           236        --                (194)             (500)       3,496

Operating, cost of sales, selling,
   general and administrative
   expenses, compensation relating to
   stock appreciation rights               (2,849)         (151)       --                 187               471       (2,342)

Depreciation and amortization                (756)          (44)      (18)(10)             54                19         (745)
                                          -------     ---------   -------        ------------     -------------   ----------

      Operating income                        349            41       (18)                 47               (10)         409

Interest expense                             (526)          (24)      (63)(14)             --                 6         (607)

Interest and dividend income                   24            --        --                  13                (1)          36

Share of losses of affiliates, net           (211)           --        --                   1                 2         (208)

Other income (expense), net                   (65)            4       (16)(15)             --                --          (77)
                                          -------     ---------   -------        ------------     -------------   ----------

      Earnings (loss) before income
         taxes                               (429)           21       (97)                 61                (3)        (447)

Income tax benefit (expense)                  127           (12)       25(16)             (20)                4          124
                                          -------     ---------   -------        ------------     -------------   ----------
                                                                      (72)
         Net earnings (loss)                 (302)            9                            41                 1         (323)

Dividend requirement on redeemable
   preferred stocks                           (18)           --        --                  --                --          (18)
                                          -------     ---------   -------        ------------     -------------   ----------

      Net earnings (loss) attributable
         to common stockholders           $  (320)            9       (72)                 41                 1         (341)
                                          =======     =========   =======        ============     =============   ==========

Primary earnings (loss) attributable to
   common stockholders per common
   and common equivalent share:
      TCI Group Series A and Series B
         common stock                     $  (.51)                                                                      (.54)(17)
                                          =======                                                                 ==========

      Liberty Media Group Series A and
         Series B common stock            $   .11                                                                        .12 (17)
                                          =======                                                                 ==========

        See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                   Year ended December 31, 1995
                                            ---------------------------------------------------------------------------
                                                TCI             VII Cable          Cablevision             Pro forma
                                            Historical        Historical (1)      Historical (4)       adjustments(1)(4)
                                            ----------        --------------      --------------       -----------------
                                                                    amounts in millions
Revenue                                       $ 6,851               442                   52                     (2)(6)

Operating, cost of sales, selling,
   general and  administrative expenses,
   compensation relating to stock
   appreciation  rights and restructuring
   charges                                     (4,937)             (279)                 (34)                    --

Depreciation and amortization                  (1,372)              (82)                  (2)                   (45)(10)
                                             --------              ----                -----                  -----
      Operating income (loss)                     542                81                   16                    (47)

Interest expense                               (1,010)              (48)                  --                     (3)(11)
                                                                                                                 (4)(12)
                                                                                                                 (5)(13)
                                                                                                                (84)(14)

Interest and dividend income                       52                --                   --                     --

Share of earnings (losses) of
   affiliates, net                               (193)               --                   --                     --

Gains                                             337                --                   --                     --

Other income (expense), net                       (19)               34                   --                    (27)(6)
                                                                                                                (31)(15)
                                             --------              ----                -----                  -----
      Earnings (loss) before income
         taxes                                   (291)               67                   16                   (201)

Income tax benefit (expense)                      120               (33)                  (5)                    52 (16)(6)
                                             --------              ----                -----                  -----

         Net earnings (loss)                     (171)               34                   11                   (149)

Dividend requirement on redeemable
   preferred stocks                               (34)               --                   --                     --
                                             --------              ----                -----                  -----
     Net earnings (loss) attributable to
         common stockholders                 $   (205)               34                   11                   (149)
                                             ========              ====                =====                  =====

Loss attributable to common
   stockholders per common share:
      TCI Class A and Class B common
         stock                               $    (.11)
                                             =========
      TCI Group Series A and Series B
         common stock                        $    (.16)
                                             =========
      Liberty  Media  Group  Series  A
         and Series B common stock           $    (.16)
                                             =========
                                                              Year ended December 31, 1995
                                                  -------------------------------------------------------
                                                     Satellite                HSN                  TCI
                                                  Distribution (2)      Transactions (3)        Pro forma
                                                  ----------------      ----------------        ---------
                                                                    amounts in millions
Revenue                                                 (209)             (1,018)                6,116

Operating, cost of sales, selling,
   general and  administrative expenses,
   compensation relating to stock
   appreciation  rights and restructuring
   charges                                               214               1,060                (3,976)

Depreciation and amortization                             56                  43                (1,402)
                                                       -----             -------              --------
      Operating income (loss)                             61                  85                   738

Interest expense                                          --                  10                (1,144)



Interest and dividend income                              25                  (2)                   75

Share of earnings (losses) of
   affiliates, net                                         9                 (24)                 (208)

Gains                                                     --                  --                   337

Other income (expense), net                               --                 (30)                  (73)
                                                       -----             -------              --------
      Earnings (loss) before income
         taxes                                            95                  39                  (275)

Income tax benefit (expense)                             (32)                (27)                   75
                                                       -----             -------              --------
         Net earnings (loss)                              63                  12                  (200)

Dividend requirement on redeemable
   preferred stocks                                       --                  --                   (34)
                                                       -----             -------              --------
      Net  earnings  (loss) attributable to
         common stockholders                              63                  12                  (234)
                                                      ======             =======              ========

Loss attributable to common
   stockholders per common share:
      TCI Class A and Class B common
         stock                                                                                    (.15)(18)
                                                                                              ========
      TCI Group Series A and Series B
         common stock                                                                             (.16)(18)
                                                                                              ========
      Liberty  Media  Group Series A
         and Series B common stock                                                                (.14)(18)
                                                                                              ========


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

          Notes to Condensed Pro Forma Combined Financial Statements

                                 June 30, 1996
                                  (unaudited)


(1) On July 31, 1996, pursuant to certain agreements entered into among TCI Communications, Inc. ("TCIC"), TCI, Viacom International Inc. and Viacom, Inc. ("Viacom"), TCIC acquired all of the common stock of VII Cable which, at the time of such acquisition, owned Viacom's cable systems and related assets.

         The transaction was structured as a tax-free reorganization in which VII Cable initially transferred all of its non-cable assets, as well as all of its liabilities other than current liabilities, to a new subsidiary of Viacom ("New Viacom Sub"). VII Cable also transferred to New Viacom Sub the proceeds (the "Loan Proceeds") of a $1.7 billion loan facility (the "Loan Facility") arranged by TCIC, TCI and VII Cable. Following these transfers, VII Cable retained cable assets with a value at closing of approximately $2.326 billion and the obligation to repay the Loan Proceeds borrowed under the Loan Facility. Neither Viacom nor New Viacom Sub has any obligation with respect to repayment of the Loan Proceeds.

         Prior to the consummation of the VII Cable Acquisition, Viacom offered to the holders of shares of Viacom Class A Common Stock and Viacom Class B Common Stock (collectively, "Viacom Common Stock") the opportunity to exchange (the "Exchange Offer") a portion of their shares of Viacom Common Stock for shares of Class A Common Stock, par value $100 per share, of VII Cable ("VII Cable Class A Stock"). Immediately following the completion of the Exchange Offer, TCIC acquired from VII Cable shares of VII Cable Class B Common Stock (the "Share Issuance") in exchange for $350 million (which was used to reduce VII Cable's obligations under the Loan Facility). At the time of the Share Issuance, the VII Cable Class A Stock received by Viacom stockholders pursuant to the Exchange Offer automatically converted into 5% Class A Senior Cumulative Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") of VII Cable with a stated value of $100 per share. The terms of the Exchangeable Preferred Stock, including its dividend, redemption and exchange features, were designed to cause the Exchangeable Preferred Stock, in the opinion of two investment banks, to initially trade at the stated value.

         The cost to acquire VII Cable was approximately $2.326 billion, consisting of the Loan Proceeds and the $626 million aggregate par value of the VII Cable Exchangeable Preferred Stock. The accompanying unaudited pro forma condensed combined statements of operations do not reflect potential cost savings attributable to (i) economics of scale which may be realized in connection with purchases of programming and equipment or (ii) consolidation of certain operating and administrative functions including the elimination of duplicative facilities and personnel.

                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

          Notes to Condensed Pro Forma Combined Financial Statements


(2) On June 19, 1996, TCI announced the Distribution by TCI to the holders of shares of the TCI Group common stock of all of the issued and outstanding common stock of Satellite. At the time of the Distribution, Satellite will be a Delaware corporation and a direct wholly owned subsidiary of TCI. The Distribution will be effected as a tax-free dividend to, and will not involve the payment of any consideration by, the holders of TCI Group common stock. Prior to the Distribution, TCI will cause to be transferred to Satellite, or one or more of Satellite's subsidiaries, certain assets and businesses (and the related liabilities) of the TCI Group constituting all of TCI's interests in the business of distributing multichannel programming services in the United States direct to the home via medium power or high power broadcast satellite, including the rental and sale of customer premises equipment relating thereto.

         On or before the date of the Distribution, Satellite will issue to TCIC a promissory note in the principal amount of $250 million, representing a portion of Satellite's intercompany balance owed to TCIC on that date. The remainder of such intercompany balance will be assumed by TCI on or before the date of the Distribution in the form of a capital contribution to Satellite. Such promissory note will bear interest at the rate of 10% per annum and will mature on September 30, 2001. Such interest income to TCIC, amounting to $25 million per annum, has been reflected in the accompanying condensed proforma combined statements of operations.

(3) Liberty Media Group and Mr. Barry Diller and certain of their respective affiliates entered into the August Agreement pursuant to which the Option owned by Liberty Media Group to purchase 2 million shares of the Class B common stock of Silver King (which shares would constitute voting control of Silver King) together with $3.5 million (representing the exercise price of the Option) would be contributed to BDTV. BDTV would thereafter exercise the Option and hold the shares of the Silver King Class B Common Stock purchased thereunder. The FCC approval required for the exercise of the Option by BDTV was received in June 1996, and the Option was exercised on August 13, 1996 and BDTV became the owner of the 2 million shares of Silver King Class B Common Stock purchased thereunder. In connection with its approval of the transfer of control of Silver King to Barry Diller resulting from the exercise of the Option and the acquisition of the 2 million shares of Silver King Class B Common Stock by BDTV thereby, the FCC imposed a condition requiring prior FCC approval for any increases in TCI's percentage equity interest in Silver King (including its indirect interest through its ownership of non-voting securities of BDTV).

                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

          Notes to Condensed Pro Forma Combined Financial Statements


         On August 25, 1996, Liberty HSN, Inc. (a wholly owned subsidiary of the Liberty Media Group which holds the 17,566,702 shares of HSN Common Stock and 20,000,000 shares of HSN Class B Common Stock beneficially owned by the Liberty Media Group), HSN and Silver King entered into the HSN Merger Agreement. The HSN Merger Agreement provides for the Merger of a subsidiary of Silver King into HSN, in which each share of HSN Common Stock would be converted into .45 share of Silver King Common Stock and each share of HSN Class B Common Stock would be converted into .54 share of Silver King Class B Common Stock. In order to avoid exceeding the equity percentage limit set forth in the FCC approval, however, Liberty Media Group agreed that it would retain an approximate 19.9% equity interest in HSN (as the surviving corporation in the Merger) following the Merger (which equity interest would be composed of all 17,566,702 shares of HSN Common Stock and 739,141 shares of HSN Class B Common Stock which would be exchanged with the subsidiary of Silver King being merged into HSN prior to the Merger) and that it would accept a contingent right to receive 2,644,299 shares of Silver King Class B Common Stock in lieu of the full number of shares of Silver King Class B Common Stock it would be entitled to receive in the Merger. As a result, in the Merger, Liberty Media Group would receive 7,756,564 shares of Silver King Class B Common Stock (which would be contributed to BDTV II) and the contingent right to receive 2,644,299 shares of Silver King Class B Common Stock upon the Liberty Media Group being entitled to own such shares under applicable FCC regulations on or before the fifth anniversary of the Merger. In addition, the 739,141 shares of HSN Class B Common Stock and 17,566,702 shares of HSN Common Stock exchanged by the Liberty Media Group for the stock of the surviving corporation in the Merger would become exchangeable into 399,136 shares of Silver King Class B Common Stock and 7,905,015 shares of Silver King Common Stock, respectively, upon the Liberty Media Group becoming entitled to own such additional interest in Silver King in accordance with applicable FCC regulations.

         The HSN Merger is subject to the satisfaction of certain conditions, including the receipt of all necessary regulatory consents and approvals. If consummated, HSN would cease to be a subsidiary of Liberty Media Group and therefore, the financial results of HSN would not be consolidated with the financial results of Liberty Media Group. Although Liberty Media Group would cease to possess voting control over HSN, it would continue to have an indirect equity interest in the business of HSN through its indirect ownership of the equity securities of Silver King. No assurance can be given that the transactions will be consummated.

(4) On April 25, 1995, TCI consummated the Cablevision Acquisition for an aggregate purchase price of $286 million. The purchase price was paid with cash consideration of approximately $199 million (including a previously paid deposit of $20 million) and the Company's issuance of approximately $87 million in secured negotiable promissory notes payable (the "Cablevision Notes"). The Company has an option during the two year period ended April 25, 1997 to increase its ownership interest in Cablevision to 80% at a cost per subscriber similar to the initial purchase price. The exercise of such option has not been reflected in the accompanying condensed pro forma combined financial statements.

         All amounts presented with respect to Cablevision are stated in U.S. dollars. During the periods covered by the accompanying condensed pro forma financial statements, an exchange rate of one U.S. dollar to one Argentine peso was maintained by the Argentine government.
                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

          Notes to Condensed Pro Forma Combined Financial Statements


(5) Reflects the borrowing of the Loan Proceeds ($1.7 billion) under the Loan Facility. Scheduled maturities of the Loan through December 31, 2000 are assumed to be $300 million (1996), none (1997), $30 million
         (1998), $110 million (1999) and $135 million (2000).

(6) Reflects the conveyance to New Viacom Sub of the Loan Proceeds, existing bank debt of $57 million and certain other nonmaterial assets, liabilities and related results of operations of VII Cable, including for the year ended December 31, 1995, a pre-tax gain of $27 million from the sale of marketable securities and a provision for income taxes of $11 million.

(7) The cost to acquire VII Cable will be allocated to the assets and liabilities acquired according to their respective fair values, with any excess being treated as franchise costs. The valuations and other studies which will provide the basis for the allocation of the cost to acquire VII Cable have not yet been performed and, consequently, the purchase accounting adjustments made in connection with the development of the unaudited condensed pro forma combined financial statements are preliminary. The entire purchase price in excess of the book value of VII Cable's assets and liabilities has been attributed to franchise costs. The approximately $1.4 billion pro forma excess of unallocated acquisition costs as of June 30, 1996 is being amortized over 40 years at a rate of $36 million per year. To the extent that the excess purchase price over book value is allocated to property and equipment or other assets, including identifiable intangibles with lives of less than 40 years, depreciation and amortization will increase and, on an after-tax basis, net loss will increase. Although the Company cannot estimate the potential increase in depreciation nor amortization, it may be significant. The Company estimates the average useful life of property and equipment to be approximately 12.5 years. In addition, the Company does not believe that there are substantial intangible assets which will require amortization over periods less that 12.5 years. As a result, the Company does not believe that any allocation of purchase price to other assets should be expected to result in an amortization period less than 12.5 years. VII Cable has estimated, that for every $100 million allocated to property and equipment or to other assets including identifiable intangibles, and assuming an average life of
         12.5 years, depreciation and amortization would increase by $5.5 million per year over such 12.5 year period.

(8) Reflects the aggregate par value of the VII Cable Exchangeable Preferred Stock.

(9)      Represents the elimination of VII Cable's historical equity.

(10) Represents depreciation and amortization of VII Cable's and Cablevision's allocated excess purchase prices based upon weighted average lives of 12-1/2 years for property and equipment for Cablevision and 40 years for franchise costs for VII Cable and 20 years for franchise costs for Cablevision.

(11) Represents assumed interest expense on the $87 million principal amount of the Cablevision Notes, calculated at an assumed interest rate of 10.0% per annum.

                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

          Notes to Condensed Pro Forma Combined Financial Statements


(12) Represents additional interest expense on assumed indebtedness of Cablevision. Such additional interest expense was not reflected in the historical financial statements of Cablevision as the related borrowings were not utilized to support the assets acquired by the Company. The pro forma adjustment assumes that Cablevision's April 25, 1995 borrowings ($77 million including capital lease obligations) were outstanding since January 1, 1995 and that such borrowings bore interest at 14.5% per annum.

(13) Represents assumed interest expense incurred by the Company on the borrowings of $179 million to pay the remaining cash portion of the Cablevision purchase price. Such interest expense was calculated at the Company's weighted average interest rate of 8.l% for the year ended December 31, 1995.

(14) Represents assumed additional interest expense (after taking into consideration interest expense reflected in the historical VII Cable operations) incurred by the Company on the borrowings of the Loan Proceeds. Solely for the purposes of this presentation, the Company has assumed an interest rate of 7.41% and 7.78% for the six months ended June 30, 1996 and for the year ended December 31, 1995, respectively, based upon historical interest rates adjusted for anticipated terms of the Loan Facility.

(15) Reflects an assumed 5.0% cumulative annual dividend on the $626 million of VII Cable Exchangeable Preferred Stock included in minority share of losses of consolidated subsidiaries.

(16) Reflects the estimated income tax effect of the pro forma adjustments. The effective income tax rate on a pro forma basis is adversely affected by the amortization of excess acquisition costs, which are assumed not to be deductible for tax purposes.

(17) Reflects loss per common share based upon 663.2 million weighted average shares and 165.8 million weighted average shares of TCI Group and Liberty Media Group, respectively, at June 30, 1996. Such amounts represent the weighted average shares disclosed in TCI's historical financial statements.

(18) Reflects loss per common share based upon 648.2 million weighted average shares, 656.4 million weighted average shares and 164.1 million weighted average shares of Tele-Communications, Inc. from January 1, 1995 through August 10, 1995, TCI Group from August 11, 1995 through December 31, 1995 and Liberty Media Group from August 11, 1995 through December 31, 1995, respectively. Such amounts represent TCI's weighted average shares, as disclosed in its historical financial statements.

                                  "TCI Group"

               Condensed Pro Forma Combined Financial Statements

                                 June 30, 1996
                                  (unaudited)



         The following unaudited condensed pro forma combined balance sheet of TCI Group, dated as of June 30, 1996, assumes that the VII Cable Acquisition (see note 1) and the Distribution (see note 2) had occurred as of such date.

         The following unaudited condensed pro forma combined statement of operations of TCI Group for the six months ended June 30, 1996 assumes that the VII Cable Acquisition and the Distribution had occurred as of January 1, 1995.

         The following unaudited condensed pro forma combined statement of operations of TCI Group for the year ended December 31, 1995 assumes that the VII Cable Acquisition, the Distribution and the Cablevision Acquisition (see note 3) had occurred as of January 1, 1995.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the VII Cable Acquisition, the Distribution and the Cablevision Acquisition had occurred as of January 1, 1995. These condensed pro forma combined financial statements of TCI Group should be read in conjunction with the historical financial statements and the related notes thereto of TCI Group.

                                  "TCI GROUP"

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                                June 30, 1996
                                           -----------------------------------------------------------------------------------
                                            TCI Group      VII Cable           Pro forma          Satellite          TCI
                                           Historical    Historical (1)     adjustments(1)      Distribution(2)    Pro forma
                                           ----------    --------------     --------------      ---------------    ---------
 Assets                                                                   amounts in millions
 ------
 Cash, receivables and other
    current assets                           $   573             18           1,700 (4)               (22)             569
                                                                             (1,700)(5)
 Note receivable from Satellite                   --             --               --                  250              250

 Investment in affiliates and
    related receivables                        2,422             --              --                   (29)           2,393

 Property and equipment, net of
    accumulated depreciation                   7,862            437              (3)(5)            (1,048)           7,248

 Franchise costs, intangibles and
    other assets, net of amortization         14,100            620             (45)(5)                --           16,100
                                                                              1,425 (6)
                                             -------          -----          ------                ------           ------
                                             $24,957          1,075           1,377                  (849)          26,560
                                             =======          =====          ======                ======           ======
 Liabilities and Stockholders' Equity
 ------------------------------------

 Payables and accruals                       $ 1,734             90             (26)(5)              (468)           1,330

 Debt                                         13,211             57             (57)(5)                --           14,911
                                                                              1,700 (4)
 Deferred income taxes                         4,482             63              --                   (16)           4,529

 Other liabilities                               186             11             (12)(5)                --              185
                                             -------          -----          ------                ------           ------

       Total liabilities                      19,613            221           1,605                  (484)          20,955
                                             -------          -----          ------                ------           ------

 Minority interests                              807             --             626 (7)                --            1,433

 Redeemable preferred stock                      659             --              --                    --              659

 Company-obligated mandatorily
    redeemable preferred securities of
    subsidiary trusts holding solely
    subordinated debt securities of
    TCIC                                       1,016             --              --                   --             1,016

 Stockholders' equity:
    Viacom equity investment                      --            854            (854)(8)               --                --
    Combined equity                            2,825             --              --                 (365)            2,460
    Cumulative foreign currency
       translation adjustment                     (7)            --              --                   --                (7)
    Unrealized holding gains for
       available-for-sale securities              49             --              --                   --                49
    Due from Liberty Media Group                  (5)            --              --                   --                (5)
                                             -------          -----          ------                -----            ------
                                               2,862            854            (854)                (365)            2,497
                                             -------          -----          ------                -----            ------

                                             $24,957          1,075           1,377                 (849)           26,560
                                             =======          =====          ======                =====            ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                                  "TCI GROUP"

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                      Six months ended June 30, 1996
                                         -------------------------------------------------------------------------------------
                                          TCI Group        VII Cable           Pro forma            Satellite           TCI
                                         Historical     Historical (1)      adjustments(1)       Distribution(2)     Pro forma
                                         ----------     --------------      --------------       ---------------     ---------
                                                                            amounts in millions
Revenue                                    $ 3,258              236                 --                  (194)          3,300

Operating, cost of sales, selling,
   general and administrative
   expenses and compensation
   relating to stock appreciation
   rights                                   (2,225)            (151)                --                   187          (2,189)

Depreciation and amortization                 (724)             (44)               (18)(9)                54            (732)
                                           -------        ---------           --------               -------       ---------

      Operating income                         309               41                (18)                   47             379

Interest expense                              (513)             (24)               (63)(13)               --            (600)

Interest and dividend income                    20               --                 --                    13              33

Share of losses of affiliates, net            (221)              --                 --                     1            (220)

Other income (expense), net                    (60)               4                (16)(14)               --             (72)
                                           -------       ----------           --------               -------       ---------

      Earnings (loss) before income
         taxes                                (465)              21                (97)                   61            (480)

Income tax benefit (expense)                   144              (12)                25(15)               (20)            137
                                           -------        ---------           --------               -------       ---------
         Net earnings (loss)                  (321)               9                (72)                   41            (343)

Dividend requirement on
   redeemable preferred stocks                 (18)              --                 --                    --             (18)
                                           -------        ---------           --------               -------       ---------

      Net earnings (loss) attributable
         to common stockholders            $  (339)               9                (72)                   41            (361)
                                           =======        =========           ========               =======       =========

Loss attributable to common
   stockholders per common share           $  (.51)                                                                     (.54)(16)
                                           =======                                                                 =========


        See accompanying notes to unaudited condensed pro forma combined financial statements.

                                  "TCI GROUP"

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                              Year ended December 31, 1995
                                          -----------------------------------------------------------------------
                                          TCI Group        VII Cable        Cablevision            Pro forma
                                          Historical    Historical (1)    Historical (3)       adjustments (1)(3)
                                          ----------    --------------    --------------       ------------------
                                                                amount in millions
Revenue                                     $ 5,384             442            52                    (2)(5)

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                       (3,457)           (279)          (34)                   --

Depreciation and amortization                (1,274)            (82)           (2)                  (45)(9)
                                            -------           -----           ---                  ----
      Operating income                          653              81            16                   (47)

Interest expense                               (993)            (48)           --                    (3)(10)
                                                                                                     (4)(11)
                                                                                                     (5)(12)
                                                                                                    (84)(13)

Interest and dividend income                     43              --            --                    --

Share of losses of affiliates, net             (178)             --            --                    --

Gains                                           339              --            --                    --

Other income (expense), net                     (45)             34            --                   (27)(5)
                                                                                                    (31)(14)
                                            -------           -----           ---                  ----

      Earnings (loss) before income
         taxes                                 (181)             67            16                  (201)

Income tax benefit (expense)                     66             (33)           (5)                   52 (15)(5)
                                            -------           -----           ---                  ----

      Earnings (loss) before losses of
         Liberty Media Group                   (115)             34            11                  (149)

Losses of Liberty Media Group                   (29)             --            --                    --
                                            -------           -----           ---                  ----
         Net earnings (loss)                   (144)             34            11                  (149)

Dividend requirement on redeemable
   preferred stocks                             (34)             --            --                    --
                                            -------           -----           ---                  ----
      Net earnings (loss) attributable
         to common stockholders             $  (178)             34            11                  (149)
                                            =======           =====           ===                  ====
Loss attributable to common
   stockholders per common share            $  (.16)
                                            =======

                                               Year ended December 31, 1995
                                            -----------------------------------
                                                Satellite               TCI
                                            Distribution (2)         Pro forma
                                            ----------------         ---------
                                                   amounts in millions
Revenue                                          (209)                5,667

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                            214                (3,556)

Depreciation and amortization                      56                (1,347)
                                                 ----                ------
      Operating income                             61                   764

Interest expense                                   --                (1,137)

Interest and dividend income                       25                    68

Share of losses of affiliates, net                  9                  (169)

Gains                                              --                   339

Other income (expense), net                        --                   (69)
                                                 ----                ------
      Earnings (loss) before income
         taxes                                     95                  (204)

Income tax benefit (expense)                      (32)                   48
                                                 ----                ------
      Earnings (loss) before losses of
         Liberty Media Group                       63                  (156)

Losses of Liberty Media Group                      --                   (29)
                                                 ----                ------

         Net earnings (loss)                       63                  (185)

Dividend requirement on redeemable
   preferred stocks                                --                   (34)
                                                 ----                ------
      Net earnings (loss) attributable
         to common stockholders                    63                  (219)
                                                 ====                ======
Loss attributable to common
   stockholders per common share                                       (.16)(17)
                                                                     ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                                  "TCI GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



                                 June 30, 1996
                                  (unaudited)


(1) On July 31, 1996, pursuant to certain agreements entered into among TCIC, TCI, Viacom International Inc. and Viacom, TCIC acquired all of the common stock of VII Cable which, at the time of such acquisition, owned Viacom's cable systems and related assets.

         The transaction was structured as a tax-free reorganization in which VII Cable initially transferred all of its non-cable assets, as well as all of its liabilities other than current liabilities, to New Viacom Sub. VII Cable also transferred to New Viacom Sub the Loan Proceeds of the Loan Facility arranged by TCIC, TCI and VII Cable. Following these transfers, VII Cable retained cable assets with a value at closing of approximately $2.326 billion and the obligation to repay the Loan Proceeds borrowed under the Loan Facility. Neither Viacom nor New Viacom Sub has any obligation with respect to repayment of the Loan Proceeds.

         Prior to the consummation of the VII Cable Acquisition, Viacom offered to the holders of shares of Viacom Common Stock the opportunity to exchange a portion of their shares of Viacom Common Stock for shares of VII Cable Class A Stock. Immediately following the completion of the Exchange Offer, TCIC acquired from VII Cable shares of VII Cable Class B Common Stock in exchange for $350 million (which was used to reduce VII Cable's obligations under the Loan Facility). At the time of the Share Issuance, the VII Cable Class A Stock received by Viacom stockholders pursuant to the Exchange Offer automatically converted into the Exchangeable Preferred Stock of VII Cable with a stated value of $100 per share. The terms of the Exchangeable Preferred Stock, including its dividend, redemption and exchange features, were designed to cause the Exchangeable Preferred Stock, in the opinion of two investment banks, to initially trade at the Stated Value.

         The cost to acquire VII Cable was approximately $2.326 billion, consisting of the Loan Proceeds and the $626 million aggregate par value of the VII Cable Exchangeable Preferred Stock. The accompanying unaudited pro forma condensed combined statements of operations do not reflect potential cost savings attributable to (i) economics of scale which may be realized in connection with purchases of programming and equipment or (ii) consolidation of certain operating and administrative functions including the elimination of duplicative facilities and personnel.

(2) On June 19, 1996, TCI announced the Distribution by TCI to the holders of shares of the TCI Group common stock of all of the issued and outstanding common stock of Satellite. At the time of the Distribution, Satellite will be a Delaware corporation and a direct wholly owned subsidiary of TCI. The Distribution will be effected as a tax-free dividend to, and will not involve the payment of any consideration by, the holders of TCI Group common stock. Prior to the Distribution, TCI will cause to be transferred to Satellite, or one or more of Satellite's subsidiaries, certain assets and businesses (and the related liabilities) of the TCI Group constituting all of TCI's interests in the business of distributing multichannel programming services in the United States direct to the home via medium power or high power broadcast satellite, including the rental and sale of customer premises equipment relating thereto.

                                                                     (continued)

                                  "TCI GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



         On or before the date of the Distribution, Satellite will issue to TCIC a promissory note in the principal amount of $250 million, representing a portion of Satellite's intercompany balance owed to TCIC on that date. The remainder of such intercompany balance will be assumed by TCI on or before the date of the Distribution in the form of a capital contribution to Satellite. Such promissory note will bear interest at the rate of 10% per annum and will mature on September 30, 2001. Such interest income to TCIC, amounting to $25 million per annum, has been reflected in the accompanying condensed proforma combined statements of operations.

(3) On April 25, 1995, TCI Group consummated the Cablevision Acquisition for an aggregate purchase price of $286 million. The purchase price was paid with cash consideration of approximately $199 million (including a previously paid deposit of $20 million) and TCI Group's issuance of the Cablevision Notes. TCI Group has an option during the two year period ended April 25, 1997 to increase its ownership interest in Cablevision to 80% at a cost per subscriber similar to the initial purchase price. The exercise of such option has not been reflected in the accompanying condensed pro forma combined financial statements.

         All amounts presented with respect to Cablevision are stated in U.S. dollars. During the periods covered by the accompanying condensed pro forma financial statements, an exchange rate of one U.S. dollar to one Argentine peso was maintained by the Argentine government.

(4) Reflects the borrowing of the Loan Proceeds ($1.7 billion) under the Loan Facility. Scheduled maturities of the Loan through December 31, 2000 are assumed to be $300 million (1996), none (1997), $30 million
         (1998), $110 million (1999) and $135 million (2000).

(5) Reflects the conveyance to New Viacom Sub of the Loan Proceeds, existing bank debt of $57 million and certain other nonmaterial assets, liabilities and related results of operations of VII Cable, including for the year ended December 31, 1995, a pre-tax gain of $27 million from the sale of marketable securities and a provision for income taxes of $11 million.

                                                                     (continued)

                                  "TCI GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



(6) The cost to acquire VII Cable will be allocated to the assets and liabilities acquired according to their respective fair values, with any excess being treated as franchise costs. The valuations and other studies which will provide the basis for the allocation of the cost to acquire VII Cable have not yet been performed and, consequently, the purchase accounting adjustments made in connection with the development of the unaudited condensed pro forma combined financial statements are preliminary. The entire purchase price in excess of the book value of VII Cable's assets and liabilities has been attributed to franchise costs. The approximately $1.4 billion pro forma excess of unallocated acquisition costs as of March 31, 1996 is being amortized over 40 years at a rate of $36 million per year. To the extent that the excess purchase price over book value is allocated to property and equipment or other assets, including identifiable intangibles with lives of less than 40 years, depreciation and amortization will increase and, on an after-tax basis, net loss will increase. Although TCI Group cannot estimate the potential increase in depreciation nor amortization, it may be significant. TCI Group estimates the average useful life of property and equipment to be approximately 12.5 years. In addition, TCI Group does not believe that there are substantial intangible assets which will require amortization over periods less that 12.5 years. As a result, TCI Group does not believe that any allocation of purchase price to other assets should be expected to result in an amortization period less than 12.5 years. VII Cable has estimated, that for every $100 million allocated to property and equipment or to other assets including identifiable intangibles, and assuming an average life of 12.5 years, depreciation and amortization would increase by $5.5 million per year over such 12.5 year period.

(7) Reflects the aggregate par value of the VII Cable Exchangeable Preferred Stock.

(8)      Represents the elimination of VII Cable's historical equity.

(9) Represents depreciation and amortization of VII Cable's and Cablevision's allocated excess purchase prices based upon weighted average lives of 12-1/2 years for property and equipment for Cablevision and 40 years for franchise costs for VII Cable and 20 years for franchise costs for Cablevision.

(10) Represents assumed interest expense on the $87 million principal amount of the Cablevision Notes, calculated at an assumed interest rate of 10.0% per annum.

(11) Represents additional interest expense on assumed indebtedness of Cablevision. Such additional interest expense was not reflected in the historical financial statements of Cablevision as the related borrowings were not utilized to support the assets acquired by TCI Group. The pro forma adjustment assumes that Cablevision's April 25, 1995 borrowings ($77 million including capital lease obligations) were outstanding since January 1, 1995 and that such borrowings bore interest at 14.5% per annum.

(12) Represents assumed interest expense incurred by TCI Group on the borrowings of $179 million to pay the remaining cash portion of the Cablevision purchase price. Such interest expense was calculated at TCI Group's weighted average interest rate of 8.1% for the year ended December 31, 1995.


                                                                     (continued)

                                  "TCI GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



(13) Represents assumed additional interest expense (after taking into consideration interest expense reflected in the historical VII Cable operations) incurred by TCI Group on the borrowings of the Loan Proceeds. Solely for the purposes of this presentation, TCI Group has assumed an interest rate of 7.41% and 7.78% for the six months ended June 30, 1996 and for the year ended December 31, 1995, respectively, based upon historical interest rates adjusted for anticipated terms of the Loan Facility.

(14) Reflects an assumed 5.0% cumulative annual dividend on the $626 million of VII Cable Exchangeable Preferred Stock included in minority share of losses of consolidated subsidiaries.

(15) Reflects the estimated income tax effect of the pro forma adjustments. The effective income tax rate on a pro forma basis is adversely affected by the amortization of excess acquisition costs, which are assumed not to be deductible for tax purposes.

(16) Reflects loss per common share based upon 663.2 million weighted average shares. Such amount represents TCI Group's weighted average shares, as disclosed in its June 30, 1996 historical financial statements.

(17) Reflects loss per common share based upon 656.4 million weighted average shares from August 11, 1995 through December 31, 1995. Such amount represents TCI Group's weighted average shares, as disclosed in its December 31, 1995 historical financial statements.

                             "LIBERTY MEDIA GROUP"

               Condensed Pro Forma Combined Financial Statements

                                 June 30, 1996
                                  (unaudited)



         The following unaudited condensed pro forma combined balance sheet of Liberty Media Group, dated as of June 30, 1996, assumes that the HSN Transactions (see note 1) had occurred as of such date.

         The following unaudited condensed pro forma combined statements of operations of Liberty Media Group for the six months ended June 30, 1996 and for the year ended December 31, 1995 assume that the HSN Transactions had occurred as of January 1, 1995.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the HSN Transactions had occurred as of January 1, 1995. These condensed pro forma combined financial statements of Liberty Media Group should be read in conjunction with the historical financial statements and the related notes thereto of Liberty Media Group.

                             "LIBERTY MEDIA GROUP"

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                          June 30, 1996
                                                  ------------------------------------------------------------


                                                     Liberty Media                              Liberty Media
                                                         Group                  HSN                 Group
                                                      Historical         Transactions (1)         Pro forma
                                                      ----------         ----------------         ---------
Assets                                                                amounts in thousands
Cash, receivables and other
   current assets                                   $      520,429            (144,107)              376,322

Investments in affiliates, Turner
   Broadcasting System, Inc. and
   other investments and related
   receivables                                           1,302,764             293,518             1,580,304
                                                                               (15,978)
Property and equipment, net of
   accumulated depreciation                                147,672            (132,782)               14,890


Intangibles, net of accumulated
   amortization                                            352,766            (333,625)               19,141

Other assets, net of amortization                            6,937              (3,233)                3,704
                                                    --------------     ---------------        --------------

                                                    $    2,330,568            (336,207)            1,994,361
                                                    ==============     ===============        ==============

Liabilities and Combined Equity

Payables and accruals                               $      224,490            (159,461)               65,029

Debt                                                       122,359            (118,496)                3,863

Deferred tax liability                                     225,567              34,821               260,388

Other liabilities                                            6,932                  --                 6,932
                                                    --------------     ---------------        --------------

      Total liabilities                                    579,348            (243,136)              336,212
                                                    --------------     ---------------        --------------

Minority interests in equity of
   consolidated subsidiaries                                93,520             (91,396)                2,124

Combined equity:
   Combined equity                                       1,354,954                  --             1,354,954
   Due to TCI Group                                          5,429                (557)                4,872
   Unrealized gains on available-for-
      sale securities, net of taxes                        297,317              (1,118)              296,199
                                                    --------------     ---------------        --------------
                                                         1,657,700              (1,675)            1,656,025
                                                    --------------     ---------------        --------------

                                                    $    2,330,568            (336,207)            1,994,361
                                                    ==============     ===============        ==============

See accompanying notes to unaudited condensed pro forma combined financial statements.

                             "LIBERTY MEDIA GROUP"

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                                    Six months ended June 30, 1996
                                                                      ---------------------------------------------------------

                                                                      Liberty Media                               Liberty Media
                                                                          Group                  HSN                  Group
                                                                       Historical         Transactions (1)          Pro forma
                                                                       ----------         ----------------          ---------
                                                                                         amounts in thousands
                 Revenue                                               $  742,349            (499,601)                242,748

                 Operating, cost of sales, selling,
                    general and administrative
                    expenses and compensation
                    relating to stock appreciation
                    rights                                               (670,758)            470,530                (200,228)
                 Depreciation and amortization                            (31,927)             18,610                 (13,317)
                                                                       ----------            --------                --------

                       Operating income                                    39,664             (10,461)                 29,203

                 Interest expense                                         (12,501)              6,336                  (6,165)
                 Dividend and interest income                               4,371                (938)                  3,433
                 Share of earnings of affiliates, net                      12,755               2,437                  15,192
                 Minority interests in earnings of
                    consolidated subsidiaries                              (6,357)              4,217                  (2,140)
                 Other, net                                                (2,518)             (4,369)                 (6,887)
                                                                       ----------            --------                --------

                       Earnings before income taxes                        35,414              (2,778)                 32,636

                 Income tax expense                                       (16,584)              3,457                 (13,127)
                                                                       ----------            --------                --------

                       Net earnings                                    $   18,830                 679                  19,509
                                                                       ==========            ========                ========

                 Earnings per common share                             $      .11                                         .12 (2)
                                                                       ==========                                    ========


See accompanying notes to unaudited condensed pro forma combined financial statements.

                             "LIBERTY MEDIA GROUP"

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                                   Year ended December 31, 1995
                                                                      -------------------------------------------------------

                                                                      Liberty Media                             Liberty Media
                                                                          Group                 HSN                 Group
                                                                       Historical         Transactions (1)        Pro forma
                                                                       ----------         ----------------        ---------
                                                                                       amounts in thousands
                 Revenue                                               $1,539,675            (1,018,625)            521,050

                 Operating, cost of sales, selling,
                    general and administrative
                    expenses, compensation
                    relating to stock
                    appreciation rights and
                    restructuring charges                              (1,552,770)            1,060,050            (492,720)
                 Depreciation and amortization                            (98,011)               43,249             (54,762)
                                                                     ------------             ---------            --------

                       Operating loss                                    (111,106)               84,674             (26,432)

                 Interest expense                                         (19,315)               10,078              (9,237)
                 Dividend and interest income                              11,552                (1,961)              9,591
                 Share of losses of affiliates, net                       (15,092)              (23,535)            (38,627)
                 Minority interests in losses of
                    consolidated subsidiaries                              34,518               (36,573)             (2,055)
                 Other, net                                               (11,181)                6,810              (4,371)
                                                                     ------------               -------            --------

                       Loss before income taxes                          (110,624)               39,493             (71,131)

                 Income tax benefit                                        54,292               (27,414)             26,878
                                                                     ------------               -------            --------

                       Net loss                                      $    (56,332)               12,079             (44,253)
                                                                     ============               =======          ==========

                 Loss per common share                               $       (.16)                                     (.14)(3)
                                                                     ============                                ==========















See accompanying notes to unaudited condensed pro forma combined financial statements.

                             "LIBERTY MEDIA GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



                                 June 30, 1996
                                  (unaudited)


(1) Liberty Media Group and Mr. Barry Diller and certain of their respective affiliates entered into the August Agreement pursuant to which the Option owned by Liberty Media Group to purchase 2 million shares of the Class B common stock of Silver King (which shares would constitute voting control of Silver King) together with $3.5 million (representing the exercise price of the Option) would be contributed to BDTV. BDTV would thereafter exercise the Option and hold the shares of the Silver King Class B Common Stock purchased thereunder. The FCC approval required for the exercise of the Option by BDTV was received in June 1996, and the Option was exercised on August 13, 1996 and BDTV became the owner of the 2 million shares of Silver King Class B Common Stock purchased thereunder. In connection with its approval of the transfer of control of Silver King to Barry Diller resulting from the exercise of the Option and the acquisition of the 2 million shares of Silver King Class B Common Stock by BDTV thereby, the FCC imposed a condition requiring prior FCC approval for any increases in TCI's percentage equity interest in Silver King (including its indirect interest through its ownership of non-voting securities of BDTV).

         On August 25, 1996, Liberty HSN, Inc. (a wholly owned subsidiary of the Liberty Media Group which holds the 17,566,702 shares of HSN Common Stock and 20,000,000 shares of HSN Class B Common Stock beneficially owned by the Liberty Media Group), HSN and Silver King entered into the HSN Merger Agreement. The HSN Merger Agreement provides for the Merger of a subsidiary of Silver King into HSN, in which each share of HSN Common Stock would be converted into .45 share of Silver King Common Stock and each share of HSN Class B Common Stock would be converted into .54 share of Silver King Class B Common Stock. In order to avoid exceeding the equity percentage limit set forth in the FCC approval, however, Liberty Media Group agreed that it would retain an approximate 19.9% equity interest in HSN (as the surviving corporation in the Merger) following the Merger (which equity interest would be composed of all 17,566,702 shares of HSN Common Stock and 739,141 shares of HSN Class B Common Stock which would be exchanged with the subsidiary of Silver King being merged into HSN prior to the Merger) and that it would accept a contingent right to receive 2,644,299 shares of Silver King Class B Common Stock in lieu of the full number of shares of Silver King Class B Common Stock it would be entitled to receive in the Merger. As a result, in the Merger, Liberty Media Group would receive 7,756,564 shares of Silver King Class B Common Stock (which would be contributed to BDTV II) and the contingent right to receive 2,644,299 shares of Silver King Class B Common Stock upon the Liberty Media Group being entitled to own such shares under applicable FCC regulations on or before the fifth anniversary of the Merger. In addition, the 739,141 shares of HSN Class B Common Stock and 17,566,702 shares of HSN Common Stock exchanged by the Liberty Media Group for the stock of the surviving corporation in the Merger would become exchangeable into 399,136 shares of Silver King Class B Common Stock and 7,905,015 shares of Silver King Common Stock, respectively, upon the Liberty Media Group becoming entitled to own such additional interest in Silver King in accordance with applicable FCC regulations.


                                                                     (continued)

                             "LIBERTY MEDIA GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



         The HSN Merger is subject to the satisfaction of certain conditions, including the receipt of all necessary regulatory consents and approvals. If consummated, HSN would cease to be a subsidiary of Liberty Media Group and therefore, the financial results of HSN would not be consolidated with the financial results of Liberty Media Group. Although Liberty Media Group would cease to possess voting control over HSN, it would continue to have an indirect equity interest in the business of HSN through its indirect ownership of the equity securities of Silver King. No assurance can be given that the transactions will be consummated.

(2) Reflects earnings per common share based upon 165.8 million weighted average shares. Such amount represents Liberty Media Group's weighted average shares, as disclosed in its June 30, 1996 historical financial statements.

(3) Reflects loss per common share based upon 164.1 million weighted average shares from August 11, 1995 through December 31, 1995. Such amount represents Liberty Media Group's weighted average shares, as disclosed in its December 31, 1995 historical financial statements.